United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 21, 2014

Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)

1-16427
(Commission File Number)

Georgia	37-1490331
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 438-6000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2014, Fidelity National Information Services, Inc. ("FIS") issued a press release announcing that Gary A. Norcross, FIS’ President and Chief Operating Officer and a director, was appointed President and Chief Executive Officer effective January 1, 2015. Frank R. Martire, FIS’ Chief Executive Officer and Chairman of the Board, will become Executive Chairman of FIS effective January 1, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Since March 2012, Mr. Norcross, age 49, served as President and Chief Operating Officer. From October 2009 to March 2012, Mr. Norcross served as Corporate Executive Vice President, Chief Operating Officer of FIS. Prior to that, Mr. Norcross served as President and Chief Operating Officer, Transaction Processing Services of FIS from November 2007 to September 2009, as Executive Vice President, Integrated Financial Solutions of FIS beginning in February 2006 and held the position of Senior Vice President of Integrated Financial Solutions of FIS from June 1996 to February 2006. He served FIS in various other capacities between 1988 and 1996.

In consideration of Mr. Norcross’ expanded duties, FIS and Mr. Norcross have entered into an amendment to his employment agreement effective January 1, 2015 to provide that his annual base salary will be $1,000,000 and will be periodically reviewed by FIS’ Board of Directors or Compensation Committee. Mr. Norcross will also be eligible to earn an annual incentive bonus under FIS’ annual incentive plan with a target bonus level not less than 225% of his annual base salary, with a maximum of up to 450% of his annual base salary.

In consideration of Mr. Martire’s duties as Executive Chairman, FIS and Mr. Martire have entered into an amendment of his employment agreement effective January 1, 2015 to provide that his annual base salary will be $800,000 and will be periodically reviewed by FIS’ Board of Directors or Compensation Committee. Mr. Martire will also be eligible to earn an annual incentive bonus under FIS’ annual incentive plan with a target bonus level not less than 200% of his annual base salary, with a maximum of up to 400% of his annual base salary.

FIS expects to file the amended employment agreements for Messrs. Norcross and Martire as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2014 and the description of each document contained herein is qualified in its entirety by reference to the full text of the respective amended employment agreement.

FIS has determined there are no related person transactions between it and Mr. Norcross within the meaning of Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release of Fidelity National Information Services, Inc. dated October 21, 2014

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: October 21, 2014	By:	/s/ Michael P. Oates
		Name:	Michael P. Oates
		Title:	Corporate Executive Vice President,
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Fidelity National Information Services, Inc. dated October 21, 2014